UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2020

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2020 (the “Effective Date”), the Board of Directors (the “Board”) of Savara Inc. (“Savara”) appointed Matthew Pauls as Chief Executive Officer (“CEO”) of Savara. Mr. Pauls will continue in his role as Chairman.

Mr. Pauls, age 50, has served as Chairman and Interim CEO of Savara since September 2020 and as a member of Savara’s Board since April 2017. Additional biographical information concerning Mr. Pauls can be found in Savara’s definitive Proxy Statement dated April 15, 2020, related to the 2020 Annual Meeting of Stockholders, and such information is incorporated herein by reference. There are no family relationships between Mr. Pauls and any director or executive officer of Savara, and Mr. Pauls has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as CEO, Savara and Mr. Pauls entered into an amended and restated employment agreement on the Effective Date (the “Amended Employment Agreement”). Under the terms of the Amended Employment Agreement, Mr. Pauls will receive an annual base salary of $560,000 and will be eligible to receive an annual performance-based bonus of up to 50% of his base salary, subject to achieving performance objectives established by the Board. Subject to Board approval, Mr. Pauls will receive a grant of an option to purchase 500,000 shares of Savara’s common stock, which will vest in 16 equal quarterly installments following the Effective Date, subject to his continued employment with Savara or service on the Board. Mr. Pauls is entitled to severance benefits in the event (i) Savara terminates his employment without “cause” (as defined in the Amended Employment Agreement) or as a result of his disability; or (ii) he resigns from such employment for “good reason” (as defined in the Amended Employment Agreement). The foregoing description of the Amended Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On December 10, 2020, Savara issued a press release announcing the top line results of its Phase 3 AVAIL clinical trial, its executive leadership change, and an update on changes to its pipeline and business operations.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement, dated December 8, 2020, between Savara Inc. and Matthew Pauls

99.1	Press Release dated December 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer